U.S. SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                              FORM 8-K

          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported):
                            August 15, 2011

               PEER REVIEW MEDIATION AND ARBITRATION, INC.
   (Exact name of small business issuer as specified in its charter)

    Florida                    000-52712              65-1126951
(State or other      (Commission File Number)    (IRS Employer ID No.)
Jurisdiction of
Incorporation)



                        778 S. Military Trail
                   Deerfield Beach, Florida 33442
              (Address of principal executive offices)

                          (954) 570-7023
                    (Issuer's Telephone Number)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 15, 2011, Peer Review Mediation and Arbitration, Inc., a Florida corporation, completed the acquisition of Mediation Training Institute International, Inc., a Kansas corporation, pursuant to the Common Stock Purchase Agreement dated and effective July 1, 2011. This Agreement is between PRMA and Dan Dana, the sole owner of Dana Mediation Institute, Inc., a Kansas corporation. DMI is the sole owner of all assets of MTI.

Under the terms of the Agreement, PRMA acquired all of the issued and outstanding common shares of MTI for a purchase price of $770,000. These common shares represent all issued and outstanding equity, and transfers 100% ownership of MTI to PRMA.

The consideration paid to MTI for the equity consists of a promissory note for $570,000 and 10,000 shares of PRMA restricted common stock valued at $20 per share.

Item 3.02  Unregistered Sales of Equity Securities

See Item 2.01 above.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 27, 2011

                                   PEER REVIEW MEDIATION
                                   AND ARBITRATION, INC.

                                   (Registrant)


                               By: s/Willis Hale
                                   -------------
                                   Willis Hale, Chief Executive Officer